Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
CRA International, Inc.	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CRA INTERNATIONAL ANNOUNCES FOURTH-QUARTER
AND FULL YEAR FISCAL 2008 FINANCIAL RESULTS

Company Reports Fourth Quarter Revenue of $85.6 Million,
GAAP Net Income of $0.18 per Share and Non-GAAP Net Income of $0.56 per Share;
Successfully Completes Organizational Changes

BOSTON, January 15, 2009 – CRA International, Inc. (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced financial results for its fiscal fourth quarter, the thirteen weeks ended November 29, 2008.

Revenue for the fourth quarter of fiscal 2008 was $85.6 million, compared with $98.7 million for the fourth quarter of fiscal 2007.  GAAP net income for the fourth quarter of fiscal 2008 was $1.9 million, or $0.18 per diluted share, compared with GAAP net income of $10.3 million, or $0.89 per diluted share, in the fourth quarter of fiscal 2007.

Non-GAAP revenue for the fourth quarter of fiscal 2008 was $84.8 million.  Non-GAAP net income for the fourth quarter of fiscal 2008 was $6.0 million, or $0.56 per diluted share, compared with non-GAAP net income of $8.0 million, or $0.69 per diluted share, in the fourth quarter of fiscal 2007.  A complete reconciliation between revenue, net income and net income per share on a GAAP basis and a non-GAAP basis, for the fourth quarters of fiscal 2008 and fiscal 2007 is provided in the financial tables at the end of this release.

GAAP revenue included $0.8 million from CRA’s majority ownership in its NeuCo subsidiary.  GAAP net income in the fourth quarter of fiscal 2008 included $4.9 million in pre-tax expenses related to a previously announced restructuring that included employee separation costs attributed to a reduction in consulting staff, the closing of offices in Austin and Dallas, Texas, and Melbourne, Australia, reducing office space in Houston, Texas, and exiting our capital projects and legal business consulting practices.  In addition, fourth quarter GAAP net income included a foreign exchange currency loss of $0.2 million related to the previously reported liquidation of the Company’s New Zealand-based operations, and a related tax benefit of $0.8 million.  The fourth quarter of fiscal 2008 GAAP net income also included a pre-tax gain of $1.0 million and related tax provision of $0.4 million related to the Company’s repurchase of  $10.2 million of its convertible bonds at a discount, and a $0.3 million loss from the financial results of NeuCo.  GAAP net income for the fourth quarter of 2007 included a benefit of approximately $2.3 million related to the Company’s equity in NeuCo, which included a $2.1 million benefit related to the licensing of intellectual property rights by NeuCo.

On both a GAAP and non-GAAP basis, weighted average diluted shares outstanding used to calculate net income per share in the fourth quarter of fiscal 2008 were 10.7 million, versus 11.6 million in the fourth quarter of fiscal 2007.

Fiscal 2008 Results

Revenue for fiscal 2008, the fifty-three weeks ended November 29, 2008, was $376.8 million, compared with $394.6 million in fiscal 2007.  Net income for fiscal 2008 was $8.7 million, or $0.80 per diluted share, compared with $32.6 million, or $2.68 per diluted share, in fiscal 2007.

Non-GAAP revenue for fiscal 2008 was $376.0 million.  Non-GAAP net income for the full year fiscal 2008 was $18.5 million, or $1.70 per diluted share, compared with non-GAAP net income of $29.0 million, or $2.39 per diluted share, for fiscal 2007.  A complete reconciliation between revenue, net income and net income per share on a GAAP basis and a non-GAAP basis for fiscal 2008 and fiscal 2007 is provided in the financial tables at the end of this release.

GAAP revenue for fiscal 2008 included the fourth-quarter contribution of $0.8 million from NeuCo.  GAAP net income in fiscal 2008 included the effects of pre-tax restructuring expenses of $14.3 million related to employee separation, office reduction costs, the divestiture or shutting down of the Company’s Australia and New Zealand operations, the divestiture of the capital projects and legal business consulting practices, and a foreign currency exchange gain of $0.5 million, offset by a related tax benefit of $3.8 million.  In addition, the fourth quarter of fiscal 2008 GAAP net income included a pre-tax gain of $1.0 million and related tax provision of $0.4 million related to the Company’s repurchase of  $10.2 million of its convertible bonds at a discount, and a loss of $0.4 million from the financial results of NeuCo.  GAAP net income for fiscal 2007 included a net reduction in the tax provision of $1.8 million related to the conclusion of an Advance Pricing Agreement that CRA entered into with the IRS and a benefit of $1.8 million related to the Company’s equity in NeuCo, which included the $2.1 million benefit relating to the licensing of intellectual property rights by NeuCo.

On both a GAAP basis and a non-GAAP basis, weighted average diluted shares outstanding used to calculate net income per share in fiscal 2008 were 10.9 million, versus 12.1 million in fiscal 2007.

Comments on the Fourth Quarter

“Utilization for the fourth quarter of 2008 was 69 percent, bringing the utilization for the full year to 71 percent.  As a result of the ongoing economic uncertainty, we continued to take aggressive action during the fourth quarter to focus our resources on our core businesses and shed underperforming practices,” said James C. Burrows, CRA’s President and Chief Executive Officer.   “As we previously announced, in late October we reduced our consulting headcount, exited a few smaller practices and closed or reduced selected underperforming offices.  These fourth-quarter actions coupled with cost-cutting actions taken earlier in fiscal 2008, lowered our annual cost structure by approximately $22 million.  We also promoted Paul Maleh to the position of Chief Operating Officer to generate greater efficiency within our organization and deliver more innovation to our clients.”

“Our overall business in the quarter slowed due to the general economic downturn, as some litigation went on hold and certain consulting clients froze projects,” Burrows said.  “Our net revenue declined due to three factors that affected the year-over-year comparison with the fourth quarter of fiscal 2007.  First, we experienced a decline of approximately $5 million from the year-earlier quarter as a result of lines of business we divested and offices we closed during the past 12 months.  Second, the strengthening of the U.S. dollar in the fourth quarter of 2008 lowered our foreign currency denominated revenue.  Using last year’s exchange rates, our foreign currency denominated revenue this quarter would have been approximately $3 million higher. Third, we experienced a decline in client reimbursables, which carry little or no margin impact, of $2.7 million.  Results for the fourth quarter of fiscal 2008 included an additional week of revenue compared to the same period in fiscal 2007.”

“Despite the difficult economic environment, CRA continued to be retained on a number of potentially large new matters,” Burrows continued.  “The competition practice delivered solid results in the quarter, and the forensic accounting practice in London experienced a significant increase in its backlog of projects, particularly in the area of international arbitration.  At the same time, our prospects for revenue in the Middle East continued to improve.”

“During the quarter, we leveraged our healthy balance sheet and significant cash flow to repurchase approximately $10.2 million of our convertible bonds at a discount,” Burrows said. “The benefit was two-fold, as it resulted in a pre-tax gain of approximately $1.0 million in the fourth quarter and lowered our long-term debt obligation.”

Outlook

“The past several quarters have been a difficult period for the Company, but we have taken steps to position CRA to weather the current recession and emerge as a stronger competitor,” Burrows said.  “Shedding some of our underperforming assets and channeling our resources to our core competencies will enable us to focus on our primary lines of business.  In addition, our fixed cost structure is substantially lower, enhancing our ability to improve our bottom-line results even in a weak economy. “

“Within its target markets, CRA continues to be viewed as a go-to provider for economic analysis and litigation support,” Burrows said.  “Our pipeline, particularly within our litigation practices, was extremely active in the fourth quarter.  While the timing of these cases has yet to be determined, we believe the global financial and economic crisis will ultimately lead to significant litigation assignments for CRA.  We have already been retained on a number of potentially large engagements in the areas of valuation, damage and risk management assessments.”

“With the practice restructuring activities essentially complete, management’s focus going forward will be on improving utilization and margins by controlling headcount growth, focusing on business generation in our core segments, and continuing to control costs.  Given the economic uncertainties in many of the markets we serve, we will not be providing fiscal 2009 guidance,” Burrows concluded.

Conference Call Information

CRA International will host a conference call this morning at 9:00 a.m. ET to discuss its fourth-quarter and fiscal 2008 financial results.  To listen to a live webcast of the call, please visit the Company’s website at www.crai.com prior to the event’s broadcast.  To listen to the call via telephone, dial (201) 689-8328 or (877) 407-5790.  Interested parties unable to participate in the live call may access an archived version of the webcast on CRA’s website.

About CRA International

Founded in 1965, CRA International is a leading global consulting firm that offers economic, financial, and business management expertise to major law firms, businesses, accounting firms, and governments. CRA’s consultants combine uncommon analytical rigor with practical experience and in-depth understanding of industries and markets. CRA is adept at handling critical, tough assignments with high-stakes outcomes. CRA’s analytical strength enables it to reach objective, factual conclusions that help clients make important business and policy decisions and resolve critical disputes. Headquartered in Boston, CRA has offices throughout North America, Europe, the Middle East, and Asia. Detailed information about CRA is available at www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP revenue, non-GAAP net income, and non-GAAP net income per share.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding these infrequent or unusual restructuring costs, foreign currency exchange gain/loss, tax provision credit, gain from repurchase of convertible bonds and related tax effect, and NeuCo’s results is important to investors and management because it is more indicative of its ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for fiscal 2008, the Company has excluded amounts associated with the divesting or shutting down of the Company’s Australian and New Zealand-based operations, its capital projects and legal business consulting practices, office space reductions, and employee separation and other compensation associated with a workforce reduction, all offset by related tax benefits, as well as excluding the gain from repurchase of convertible bonds and related tax effect, and NeuCo’s results.  For fiscal 2007, the Company has excluded the reduction in income taxes related to the conclusion of an Advance Pricing Agreement the Company entered into with the IRS and NeuCo’s results.

Statements in this press release concerning the future business, operating results, estimated cost savings, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock options, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its recent acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	November 29,	November 24,
	2008	2007

Assets
Cash and cash equivalents	$119,313	$100,516
Accounts receivable and unbilled, net	101,247	130,954
Other current assets	26,483	16,924
Total current assets	247,043	248,394

Property and equipment, net	23,715	27,932
Goodwill and intangible assets, net	160,401	159,262
Other assets	17,814	18,333
Total assets	$448,973	$453,921

Liabilities and shareholders’ equity
Current liabilities	$109,417	$98,762
Long-term liabilities	102,216	104,077
Total liabilities	211,633	202,839

Total shareholders’ equity	237,340	251,082
Total liabilities and shareholders’ equity	$448,973	$453,921

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

(In thousands, except per share data)

	Thirteen Weeks Ended November 29, 2008						Twelve Weeks Ended November 24, 2007
		Adjustments to		Adjustments to	Adjustments to			Adjustments to
	GAAP	GAAP Results		GAAP Results	GAAP Results	Non-GAAP	GAAP	GAAP Results		Non-GAAP
	Results	(Restructuring)		(Bond Buyback) (3)	(NeuCo) (4)	Results	Results	(NeuCo)		Results

Revenues	$85,623	$—		$—	$790	$84,833	$98,707	$—		$98,707
Costs of services	56,015	2,309	(1)	—	204	53,502	60,931	—		60,931
Gross profit	29,608	(2,309)		—	586	31,331	37,776	—		37,776

Selling, general and administrative expenses	25,363	2,611	(1)	—	1,251	21,501	24,508	—		24,508
Income from operations	4,245	(4,920)		—	(665)	9,830	13,268	—		13,268

Interest and other income (expense), net	1,020	(207	)(2)	1,023	(208)	412	225	—		225
Income before provision for income taxes and equity method investment gain (loss)	5,265	(5,127)		1,023	(873)	10,242	13,493	—		13,493
Provision for income taxes	(3,109)	762	(1)	(423)	802	(4,250)	(5,518)	—		(5,518)
Income before equity method investment gain (loss)	2,156	(4,365)		600	(71)	5,992	7,975	—		7,975
Minority interest	36	—		—	36	—	—	—		—
Equity method investment gain (loss), net of tax	(275)	—		—	(275)	—	2,322	2,322	(5)	—
Net income	$1,917	$(4,365)		$600	$(310)	$5,992	$10,297	$2,322		$7,975

Net income per share:
Basic	$0.18					$0.57	$0.96			$0.74
Diluted	$0.18					$0.56	$0.89			$0.69

Weighted average number of shares outstanding:
Basic	10,551					10,551	10,754			10,754
Diluted	10,681					10,681	11,585			11,585

(1) During the thirteen weeks ended November 29, 2008, the Company incurred pre-tax expenses of $4.9 million associated with a series of initiatives designed to reduce the Company’s operating expenses and improve its utilization rate.  The initiatives included shutting down the Company’s Australian- based operations, divesting the Capital Projects practice, office space reductions, and employee workforce reduction.  The following is a breakdown of the $4.9 million (in thousands):

	Cost of services	Selling, general and administrative expenses	Total
Employee Separation and Other Compensation	$1,899	$445	$2,344
Office Space Reductions	—	1,380	1,380
Australia and Capital Projects Practice Divestiture	410	786	1,196
Total	$2,309	$2,611	$4,920

(2) During the thirteen weeks ended November 29, 2008, the Company recognized $0.2 million in foreign currency exchange loss related to the liquidation of the Company’s New Zealand- based operations.

(3) During the thirteen weeks ended November 29, 2008, the Company repurchased $10.2 million of its convertible bonds at a discount, resulting in a $1.0 million gain on a pre-tax basis.

(4) During the thirteen weeks ended November 29, 2008, NeuCo, Inc. (“NeuCo”) reacquired 100% of Rio Tinto Energy America Services Company’s investment in NeuCo.  As a result of this transaction, the Company’s ownership interest in NeuCo increased and NeuCo’s financial results have been consolidated with that of CRA.  The portion of the results of operations of NeuCo allocable to its other owners is shown as “minority interest” on CRA’s consolidated statements of operations.  These adjustments include all activity related to NeuCo in the Company’s GAAP results.

(5) During the twelve weeks ended November 24, 2007, the Company’s equity in NeuCo totaled a gain of $2.3 million, which included a benefit of approximately $2.1 million related to the licensing of intellectual property rights by NeuCo.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

(In thousands, except per share data)

	Fifty-Three Weeks Ended November 29, 2008						Fifty-Two Weeks Ended November 24, 2007
		Adjustments to		Adjustments to	Adjustments to					Adjustments to
	GAAP	GAAP Results		GAAP Results	GAAP Results	Non-GAAP	GAAP	Adjustments to		GAAP Results		Non-GAAP
	Results	(Restructuring)		(Bond Buyback) (3)	(NeuCo) (4)	Results	Results	GAAP Results		(NeuCo)		Results

Revenues	$376,751	$—		$—	$790	$375,961	$394,645	$—		$—		$394,645
Costs of services	250,109	5,219	(1)	—	204	244,686	246,014	—		—		246,014
Gross profit	126,642	(5,219)		—	586	131,275	148,631	—		—		148,631

Selling, general and administrative expenses	105,496	9,061	(1)	—	1,251	95,184	99,861	—		—		99,861
Income from operations	21,146	(14,280)		—	(665)	36,091	48,770	—		—		48,770

Interest and other income (expense), net	2,121	465	(2)	1,023	(208)	841	1,735	—		—		1,735
Income before provision for income taxes and equity method investment gain (loss)	23,267	(13,815)		1,023	(873)	36,932	50,505	—		—		50,505
Provision for income taxes	(14,236)	3,831	(1)	(423)	802	(18,446)	(19,697)	1,811	(5)	—		(21,508)
Income before equity method investment gain (loss)	9,031	(9,984)		600	(71)	18,486	30,808	1,811		—		28,997
Minority interest	36	—		—	36	—	—	—		—		—
Equity method investment gain (loss), net of tax	(363)	—		—	(363)	—	1,794			1,794	(6)	—
Net income (loss)	$8,704	$(9,984)		$600	$(398)	$18,486	$32,602	$1,811		$1,794		$28,997

Net income per share:
Basic	$0.82					$1.74	$2.91					$2.58
Diluted	$0.80					$1.70	$2.68					$2.39

Weighted average number of shares outstanding:
Basic	10,610					10,610	11,220					11,220
Diluted	10,904					10,904	12,149					12,149

(1) During the fifty-three weeks ended November 29, 2008, the Company incurred pre-tax expenses of $14.3 million associated with a series of initiatives designed to reduce the Company’s operating expenses and improve its utilization rate.  The initiatives included shutting down the Company’s Australian and New Zealand- based operations, divesting the Capital Projects practice, office space reductions, and employee workforce reduction.  The following is a breakdown of the $14.3 million (in thousands):

	Cost of services	Selling, general and administrative expenses	Total
Employee Separation and Other Compensation	$4,320	$801	$5,121
Office Space Reductions	—	5,951	5,951
Australia/New Zealand and Capital Projects Practice Divestitures	899	2,309	3,208
Total	$5,219	$9,061	$14,280

(2) During the fifty-three weeks ended November 29, 2008, the Company recognized $0.5 million in foreign currency exchange gain related to the liquidation of the Company’s New Zealand- based operations.

(3) During the fifty-three weeks ended November 29, 2008, the Company repurchased $10.2 million of its convertible bonds at a discount, resulting in a $1.0 million gain on a pre-tax basis.

(4) During the fifty-three weeks ended November 29, 2008, NeuCo, Inc. (“NeuCo”) reacquired 100% of Rio Tinto Energy America Services Company’s investment in NeuCo.  As a result of this transaction, the Company’s ownership interest in NeuCo increased and NeuCo’s financial results have been consolidated with that of CRA.  The portion of the results of operations of NeuCo allocable to its other owners is shown as “minority interest” on CRA’s consolidated statements of operations.  These adjustments include all activity related to NeuCo in the Company’s GAAP results.

(5) During the fifty-two weeks ended November 24, 2007, the Company recorded a net reduction in the tax provision of $1.8 million related to the conclusion of an advance pricing agreement the Company entered into with the IRS.

(6) During the fifty-two weeks ended November 24, 2007, the Company’s equity in NeuCo totaled a gain of $1.8 million, which included a benefit of approximately $2.1 million related to the licensing of intellectual property rights by NeuCo.